UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

Helbiz, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	HLBZ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	HLBZW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On October 12, 2021, we entered into a securities purchase agreement (the “Agreement”) with an accredited investor (the “Debenture Holder”) to place Convertible Debentures (the “Debentures”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of up to $30,000,000 (the “Transaction”), provided that in case of an event of default, the Debentures may become at the Debenture Holder’s election immediately due and payable. Pursuant to the Agreement, we issued a Debenture for $15,000,000 on October 12, 2021, a Debenture for $10,000,000 on October 27, 2021 (the “Second Debenture”) and a Debenture for $5,000,000 on November 12, 2021.

The Debenture Holder may convert the Second Debenture in its sole discretion at any time on or prior to maturity at the lower of $20.00 or 92.5% of the lowest daily VWAPs during the 5 consecutive trading days immediately preceding the conversion date or other date of determination, provided that as long as we are not in default under the Debenture, the conversion price may never be less than $8.25 (the “Floor Price”) unless we lower it pursuant to the Agreement. We may not convert any portion of a Debenture if such conversion would (i) result in the holder beneficially owning more than 4.99% of our then issued and common stock, provided that such limitation may be waived by the holder with 65 days’ notice and (ii) exceed the aggregate number of our shares that we may issue in a transaction in compliance with our obligations under the rules or regulations of Nasdaq Stock Market LLC.

At any time beginning 90 days after the issuance of a Debenture that the daily VWAP is less than the Floor Price for 10 trading days in a period of 15 consecutive trading days (each such occurrence, a “Triggering Event”), and only for so long as such conditions exist after a Triggering Event, we will be required to make monthly payments in cash. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the Triggering Date divided by the number of months until the maturity date, (ii) a redemption premium (as defined below) equal to 10% of the principal amount being redeemed, and (iii) accrued and unpaid interest hereunder as of each payment date. Each monthly payment obligation shall be reduced by any amounts converted since the last monthly payment.

Our obligation to make monthly payments cease if any time after the applicable Triggering Date, either (i) we provide the Holder a reset notice (each, a “Floor Reset Notice”) setting forth a reduced Floor Price which shall be equal to no more than 85% of the Closing Bid Price on the Trading Day immediately prior to such Reset Notice (and in no event greater than $10 per shares) and takes all steps necessary to implement such Floor Price reset, including, without limitation, applying for the additional listing of Conversion Shares on the Primary Market, or (ii) the daily VWAP is greater than the Floor Price for a period of 10 consecutive Trading Days unless a subsequent Triggering Date occurs.

On January 27, 2022, there was Triggering Event in connection with the Second Debenture. As a result of that Triggering Event, on January 31, 2022, we issued a Floor Reset Notice to the holder of the Second Debenture whereby the Floor Price for the Second Debenture has been reset to $2.50. The Floor Reset Notice does not otherwise change any terms of the Second Debenture or the other Debentures issued under the Agreement.

EXHIBIT INDEX

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2022

HELBIZ, INC.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer